Exhibit 99.1

LiqTech International Announces Pricing of $20 Million Underwritten Public Offering of Common Stock

BALLERUP, Denmark, June 04, 2026 (GLOBE NEWSWIRE) -- LiqTech International, Inc. (NASDAQ: LIQT), a clean technology company specializing in advanced ceramic filtration solutions, today announced the pricing of its underwritten public offering of 20,000,000 shares of its common stock at a public offering price of $1.00 per share for aggregate gross proceeds of approximately $20 million, prior to deducting underwriting discounts, commissions and other offering expenses. In addition, the Company has granted the underwriter a 45-day option to purchase up to an additional 3,000,000 shares of common stock at the public offering price per share, less the underwriting discounts and commissions, to cover over-allotments, if any. The offering is expected to close on June 8, 2026, subject to satisfaction of customary closing conditions.

Konik Capital Partners, LLC, a division of T.R. Winston & Company, LLC, is acting as the sole book-running manager for the offering.

LiqTech intends to use the net proceeds from the offering to repay approximately $4.1 million of senior notes, invest in business development to accelerate growth in target end markets, fund working capital to support this growth, and fund general corporate activities in this context.

The securities described above are being offered and sold pursuant to a registration statement on Form S-1 (File No. 333-296258), including a prospectus, filed with the U.S. Securities and Exchange Commission (the "SEC"), which was declared effective by the SEC on June 1, 2026.

The offering is being made only by means of a prospectus that forms a part of the registration statement. A final prospectus describing the terms of the public offering will be filed with the SEC and will form a part of the effective registration statement.

Copies of the final prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Konik Capital Partners LLC, a division of T.R. Winston & Company, LLC, at 7 World Trade Center, 46th Floor, New York, NY 10007, Attention: Capital Markets Team, Email: capmarkets@konikcapitalpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About LiqTech International, Inc.

LiqTech International, Inc. is a clean technology company that manufactures and markets highly specialized filtration products and systems for liquid and gas applications. Founded in 2000, LiqTech’s patented Silicon Carbide (SiC) membranes are designed to treat the most challenging fluids in commercial swimming pool, marine water treatment, industrial and municipal water, and oil & gas applications.

Forward-Looking Statements

This press release contains “forward-looking statements,” including statements regarding the expected closing of the offering, the Company’s use of the net proceeds from the offering and the anticipated benefits that the Company may realize from the offering. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in the reports filed with the SEC, including the risk factors disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and in subsequent filings that the Company makes with the SEC. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

LiqTech Company Contact

Susan Keegan Elleskov

Head of Marketing

LiqTech International, Inc.

Phone: +45 31315941

www.liqtech.com

LiqTech Investor Contact

Robert Blum

Lytham Partners, LLC

Phone: (602) 889-9700

liqt@lythampartners.com

www.lythampartners.com